Exhibit 10.11

ENPATH MEDICAL, INC.

1999 NON-EMPLOYEE DIRECTOR AND MEDICAL ADVISORY BOARD STOCK OPTION

THIS AGREEMENT is by and between Enpath Medical, Inc. (“Company”) and          (“Optionee”).

RECITALS:

Pursuant to the Company’s 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (“Plan”), adopted in July 1999, for the purpose of encouraging ownership of shares of the Common Stock of the Company (“Common Shares”) by Non-Employee Directors and Medical Advisory Board Members (as defined in the Plan), the Company desires to afford Optionee an option to purchase Common Shares.  This option does not qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, Company and Optionee hereby agree as follows:

1.                                       OPTION.  Company grants to Optionee on                  (“Date of Grant”) the option (“Option”) to purchase an aggregate of          of the Common Shares (“Shares”) of the Company upon the terms and conditions set forth herein and in the Plan.

2.                                       OPTION PRICE.  Subject to any adjustments pursuant to the provisions of Section 8, the purchase price of the Shares subject to the Option (“Option Price”) is                per share, which represents the fair market value on the Date of Grant.

3.                                       TIME OF EXERCISE.  This Option will become exercisable, in accordance with the vesting schedule set forth in Section 4, any time prior to                  (“Exercise Period”), unless terminated prior thereto pursuant to the provisions of Section 7.   The Option will become void and expire as to all unexercised Shares at 12:00 a.m. (midnight, Central Standard Time) at the end of such Exercise Period.

4.                                       VESTING OF OPTIONS.  This Option vests in amounts of one-third of the Shares on the date of grant and one-third upon each subsequent annual re-election to the Board.  In the event the Company or the stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, reorganization, liquidation or otherwise, this Option shall become immediately exercisable with respect to the full number of Shares.

5.                                       EXERCISE OF OPTION - MANNER.  Subject to the terms and conditions hereof, the Option may be exercised by written notice to the Company at its offices in Plymouth, Minnesota, signed by the Optionee (or Optionee’s heirs, legal representative(s) or guardian).  Notice of exercise of the Option will be accompanied by payment in full of the Option Price of the Shares as to which the Option is to be exercised and the Company will issue and deliver a certificate or certificates representing such Shares as soon as practicable after such notice and payment are received.  Payment of such Option Price will be made by a check payable to the order of the Company.

6.                                       DELIVERY OF STOCK.  The exercise of the Option shall be conditioned upon the receipt from Optionee (or Optionee’s heirs, legal representative(s) or guardian) of a representation that, at the time of such exercise, it is the intent of such person to acquire the Shares for investment and not with a view to distribution, or the receipt of an opinion of counsel satisfactory to the Company that the issuance of shares in conjunction with the exercise of this Option would not constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority; provided, however, that the receipt of this representation will not be required upon exercise of the Option in the event, at the time of such exercise, the Shares subject to the Option are covered by an effective registration statement under the Securities Act of 1933, as amended.  The certificates for unregistered shares issued for investment will be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company that such restriction is not necessary.

7.                                       TERMINATION AS DIRECTOR.

(a)                                  The right to exercise this Option will be suspended upon formal written notice to the Optionee by the Chief Executive Officer of the Company of his or her belief that an act of misconduct has been committed by Optionee.  If the Board (excluding Optionee) determines that such misconduct has occurred, then neither the Optionee nor Optionee’s estate shall be entitled to exercise any Option whatsoever.  Optionee shall be notified of such finding in writing.  “Misconduct” is defined in Paragraph 12 of the Plan.

(b)                                 If Optionee ceases to be a director of the Company, the Option may, within one year after Optionee’s death or termination as a director, be exercised to the extent that Optionee was entitled to exercise the Option on the date of Optionee’s termination, by the Optionee or the person or persons to whom Optionee’s rights under the Option pass by will or the applicable laws of descent or distribution, or Optionee’s personal representative, as may be appropriate, but in no case after the expiration of the term of this Option.

8.                                       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  In the event of a merger, consolidation, reorganization, stock dividend, stock split, or any other change in corporate structure or capitalization affecting the Company’s Common Shares, appropriate adjustment shall be made in the maximum number of shares available under the Plan or to any one individual and in the number, kind, option, price, etc. of shares subject to options granted under the Plan.

9.                                       NON-TRANSFERABILITY OF OPTION.  The Option granted under this Agreement may not be sold, pledged, assigned or transferred by the Optionee except by will or the laws of descent and distribution.  Any attempt to do so will void the Option.  The Option is exercisable during an Optionee’s lifetime only by the Optionee or by the Optionee’s guardian.

10.                                 WITHHOLDING TAXES.  The obligation to comply with related federal, state and local taxes is the Optionee’s.

11.                                 RIGHTS AS A SHAREHOLDER.  No rights of a shareholder of the Company will attach to Optionee with respect to any of the Shares until this Option is duly exercised as to such Shares and the person has become holder of record of the Shares.  No adjustments will be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such Shares.

12.                                 LIMITATION OF LIABILITY.  Nothing in this Agreement shall confer on any Optionee any right to continue as a director of the Company or affect, in any way, the right of the Company to terminate his or her services as a director at any time.

13.                                 GOVERNING LAW.  This Agreement will be construed in accordance with and governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, Company and Optionee have executed this Agreement as of the day and year first above written.

ENPATH MEDICAL, INC.

Dated:	By:
Its: President and Chief Executive Officer

By:
Optionee